Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

DMINT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	7,500,000	$4	$30,000,000	0.0001531	$4,593
Total Offering Amounts					$30,000,000		$4,593
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price